UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 20, 2016

Nuverra Environmental Solutions, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33816	26-0287117
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14624 N. Scottsdale Road, Suite #300, Scottsdale, Arizona	85254
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 903-7802

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities.

On May 26, 2016, in connection with the closing of the previously announced private exchange offer, Nuverra Environmental Solutions, Inc. (the “Company”) issued 98,234,375 shares of common stock, at a conversion price per share of $0.32, to an entity controlled by Mark D. Johnsrud, the Company’s Chairman and Chief Executive Officer, in exchange for $31,435,000 principal amount of 9.875% Senior Notes due 2018 held by such entity (the “Johnsrud Equity Conversion”). The shares of common stock were issued following approval by the Company’s stockholders of an amendment (the “Amendment”) to the Company’s Amended and Restated Certificate of Incorporation, as amended, to provide for the issuance of sufficient additional shares of common stock. The Johnsrud Equity Conversion was conducted in accordance with, and the common stock was issued in reliance upon, an exemption from registration under Section 3(a)(9) of the Securities Act of 1933, as amended.

Item 5.01.	Changes in Control of Registrant.

The information set forth in Item 3.02 is incorporated by reference into this Item 5.01. Following the completion of the Johnsrud Equity Conversion, Mr. Johnsrud beneficially owns and has the power to vote an aggregate of 108,424,109 shares of common stock of the Company, constituting approximately 84% of the issued and outstanding common stock of the Company based on 129,288,532 shares issued and outstanding as of May 26, 2016. On a fully-diluted basis, Mr. Johnsrud beneficially owns and has the power to vote approximately 71% of the outstanding common stock of the Company, based on approximately 152,104,156 shares outstanding on a fully-diluted basis as of May 26, 2016.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 20, 2016, the Company held a Special Meeting of Stockholders (the “Special Meeting”) at which the Company’s stockholders approved the Amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, to authorize an increase in the number of authorized shares of the Company’s common stock, par value $0.001 per share, from 50 million to 350 million shares in conjunction with the Company’s previously announced comprehensive debt restructuring plan. This proposal is described in greater detail in the Company’s Proxy Statement, filed with the U.S. Securities and Exchange Commission on May 9, 2016. At the Special Meeting, abstentions and broker non-votes were counted for purposes of determining whether a quorum was present.

The Company’s stockholders approved the Amendment with votes as follows:

For	Against	Abstain	Broker Non-Votes
16,323,202	222,520	16,291	—

The proposal was approved by 52.6% of the 31,052,076 shares of common stock entitled to vote on the proposal and 98.6% of the shares actually voted. A copy of the Amendment, as filed with the Secretary of State of Delaware on May 20, 2016, is attached hereto as Exhibit 3.1.

Item 7.01.	Regulation FD Disclosure.

On May 26, 2016, the Company issued a press release announcing the Johnsrud Equity Conversion and the results of the Special Meeting, a copy of which is attached hereto as Exhibit 99.1. The information contained in the press release is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

3.1	Fifth Certificate of Amendment of Amended and Restated Certificate of Incorporation of Nuverra Environmental Solutions, Inc.

99.1	Press Release, dated May 26, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC.

Date: May 26, 2016	By:	/s/ Joseph M. Crabb
Name: Joseph M. Crabb Title: Executive Vice President and Chief Legal Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Fifth Certificate of Amendment of Amended and Restated Certificate of Incorporation of Nuverra Environmental Solutions, Inc.

99.1	Press Release, dated May 26, 2016